EX 99.15

December 28, 2011

Ms. Michele Roberts

Senior Counsel, Office of Insurance Products

Division of Investment Management

Securities and Exchange Commission

100 F. Street N.E.

Washington, D.C. 20549

RE:	Separate Account I of Integrity Life Insurance Company (811-04844)
Pre-Effective Amendment 1 to Registration Statement 333-178438 on Form N-4
VAROOM II

Dear Ms. Roberts:

Separate Account I of Integrity Life Insurance Company and Integrity Life Insurance Company (collectively “Integrity”) are submitting herewith pre-effective amendment number 1 to registration statement 333-178438 on Form N-4.

This pre-effective amendment reflects all comments received from the Securities and Exchange Commission (“Commission”) staff (“Staff”) and includes the final two items omitted from our filing of the initial registration statement on December 12, 2011: the updated powers of attorney for the Guarantor’s Board of Directors and the consents of our independent registered public accounting firm.

In connection with this filing, we are submitting today a request for acceleration, signed by the registrant and its underwriter, Touchstone Securities, Inc. Pursuant to discussions with the Staff, assuming all comments are resolved, and the filing is otherwise correct and complete, we anticipate acceleration of this filing on or before December 30, 2011.

This filing is related to a companion filing made by Separate Account I of National Integrity Life Insurance Company and National Integrity Life Insurance Company, a wholly owned subsidiary of Integrity, domiciled in New York.  The two filings contain substantially identical disclosure, but for the information regarding the issuing company and separate account.

In connection with the foregoing, registrant acknowledges that: (i) should the Commission or the Staff, acting pursuant to delegated authority, declare the filing effective, it does not foreclose the Commission from taking any action with respect to the filings; (ii) the action of the Commission or the Staff, acting pursuant to delegated authority, in declaring the filing effective, does not relieve the registrant from its full responsibility for the adequacy and accuracy of the disclosure in the filing; and (iii) the registrant may not assert this action as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

If you have any questions or comments, please call me at (513) 629-1854 or email me at rhonda.malone@wslife.com.

Sincerely,

/s/ Rhonda S. Malone
Rhonda S. Malone
Counsel – Securities
Western & Southern Financial Group, Inc.